EXHIBIT NO. 12.1 -- COMPUTATION OF EARNINGS TO FIXED CHARGES





                                                   YEARS ENDED            9 1/2 MONTHS   2 1/2 MONTHS            YEARS ENDED
                                                    DECEMBER 31,              ENDED          ENDED                DECEMBER 31,
                                             ------------------------        OCT. 16,       DEC. 31,       ------------------------
                                                 1993           1994           1995          1995            1996             1997
                                              --------       --------       --------       --------        --------        --------
One-third of rent expense                     $    386       $    492       $    699       $    183        $    942        $  1,062

Interest including amortization
      of deferred financing fees                 3,381          3,334          6,878          3,867          18,685          20,285
                                              --------       --------       --------       --------        --------        --------

Fixed charges                                    3,767          3,826          7,577          4,050          19,627          21,347
Income (loss) before income taxes                5,105          9,983         10,000         (5,170)        (43,311)        (14,782)
                                              --------       --------       --------       --------        --------        --------

Earnings before fixed charges                 $  8,872       $ 13,809       $ 17,577       $ (1,120)       $(23,684)       $  6,565
                                              ========       ========       ========       ========        ========        ========

Ratio of earnings to fixed charges               2.36x          3.61x          2.32x          0.00x           0.00x           0.00x
                                              ========       ========       ========       ========        ========        ========

Deficiency of earnings to fixed charges       $      -       $      -       $      -       $ (5,170)       $(43,311)       $(14,782)
                                              ========       ========       ========       ========        ========        ========
